Exhibit 99.1

FOR RELEASE: IMMEDIATE

CPS Technologies Corporation Announces Fourth Quarter 2024 Financial Results

Top Line Growth Set to Continue; Improving Outlook for 2025

Norton, Massachusetts – March 12, 2025 – CPS Technologies Corporation (NASDAQ:CPSH) (“CPS” or the “Company”) today announced financial results for the fiscal fourth quarter ended December 28, 2024.

Fourth Quarter Summary

●

Revenue of $5.9 million for the fourth quarter of 2024 versus $6.7 million in the prior-year period, reflecting the previously-announced fulfillment of the Company’s HybridTech Armor® contract with Kinetic Protection for the U.S. Navy; revenue rose significantly relative to the third quarter of 2024, due to higher production rates and associated customer shipments. In addition, fourth quarter revenue was slightly higher than first quarter revenue, demonstrating that the Company has fully replaced its armor contract with revenue from other products.

●

After the end of the quarter, the Company announced three Phase I SBIR contracts, raising the number of externally funded programs to six, including five SBIRs. All three new contracts are funded by the U.S. Army, with each valued at $250,000 over six months. Two of them address advanced challenges related to artillery, and the third aims to enhance fuel efficiency and extend the operational range of military vehicles using the Company’s Fiber Reinforced Aluminum (FRA).

●	The Company also recently announced its first commercial sale of radiation shielding, signifying the first new successful expansion of its product offerings in many years.

“As we enter 2025, we are achieving critical milestones as we execute our plan to leverage our unique materials capabilities and bring new products to market,” said Brian Mackey, President and CEO. “These efforts – led by our first commercial order for radiation shielding as well as Army SBIR funding in support of Fiber Reinforced Aluminum (FRA) – will expand our product portfolio into promising new areas, including vehicles, aircraft, munitions, and industrial applications. Our highly successful approach to externally funded research awards validates our ability to develop unique new offerings with critical material properties for demanding operating conditions.

“Revenue rose 40% sequentially from the third quarter, due in large measure to an added third shift and increased production capacity. With improved top-line performance in the fourth quarter versus earlier periods in fiscal 2024, as well as higher backlog, we are positioning the company for stronger results going forward. The increased demand for our core products, including our ongoing $13.3 million power module contract, bolsters our outlook for 2025. As revenue continues to rise and our operations improve, we are well on our way to being profitable once again. The future looks bright for CPS.”

Results of Operations

CPS reported revenue of $5.9 million in the fourth quarter of fiscal 2024 versus $6.7 million in the prior-year period, reflecting the end to the Company’s HybridTech Armor® contract with Kinetic Protection for the U.S. Navy. Gross loss was $0.3 million, or (4.6) percent of revenue, versus gross profit of $1.1 million, or 17.0 percent of revenue, in the fiscal 2023 fourth quarter, with the lower gross margin year-over-year largely due to lower volumes and reduced economies of scale, along with training and startup expenses related to the initiation of a third shift of operations.

Operating loss was $1.3 million in the fiscal 2024 fourth quarter compared with operating profit of $0.1 million in the prior-year period. Reported net loss was $1.0 million, or $(0.07) per diluted share, versus net income of $0.2 million, or $0.01 per diluted share, in the quarter ended December 30, 2023.

Conference Call

The Company will be hosting its fourth quarter 2024 earnings call tomorrow, March 13, 2024, at 9:00am Eastern. Those interested in participating in the conference call should dial the following:

Call in Number: 1-800-346-2923

Participant Passcode: 785874

The Company encourages those who wish to participate to call in 10 minutes before the scheduled start time to ensure the operator can connect all participants.

About CPS

CPS is a technology and manufacturing leader in producing high-performance materials solutions for its customers. The company’s products and intellectual property address critical needs in a variety of applications, including electric trains and subway cars, wind turbines, hybrid vehicles, electric vehicles, Navy ships, the smart electric grid, 5G infrastructure and others. CPS hermetic packages can be found in many Aerospace and Satellite applications.  CPS’ armor products provide exceptional ballistic protection and environmental durability at very light weight. CPS is committed to innovation and to supporting our customers in building solutions for the transition to clean energy.

Safe Harbor

Statements made in this document that are not historical facts or which apply prospectively, including those relating to 2025 financial results, are forward-looking statements that involve risks and uncertainties. These forward-looking statements are identified by the use of terms and phrases such as "will," "intends," "believes," "expects," "plans," "anticipates" and similar expressions. Investors should not rely on forward looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the company's expectation. Additional information concerning risk factors is contained from time to time in the company's SEC filings, including its Annual Report on Form 10-K and other periodic reports filed with the SEC. Forward-looking statements contained in this press release speak only as of the date of this release. Subsequent events or circumstances occurring after such date may render these statements incomplete or out of date. The company expressly disclaims any obligation to update the information contained in this release.

CPS Technologies Corporation
111 South Worcester Street
Norton, MA 02766

www.cpstechnologysolutions.com

Investor Relations:

Chris Witty

646-438-9385

cwitty@darrowir.com

CPS TECHNOLOGIES CORPORATION
Statements of Operations (Unaudited)

	Three Months Ended		Year Ended
	December 28,	December 30,	December 28,	December 30,
	2024	2023	2024	2023
Revenues:
Product sales	$5,933,283	$6,747,199	$21,123,346	$27,550,646
Total revenues	$5,933,283	$6,747,199	$21,123,346	$27,550,646

Cost of product sales	6,204,808	5,598,616	21,241,984	20,725,237
Gross Profit (Loss)	$(271,525)	1,148,583	$(118,638)	6,825,409

Selling, general, and administrative expense	1,047,459	1,004,948	4,262,290	5,126,046
Income (Loss) from operations	$(1,318,984)	143,635	$(4,380,928)	1,699,363

Interest/Other income (expense)
	45,134	80,823	286,979	253,018
Net income (Loss) before income tax	$(1,273,850)	224,458	$(4,093,949)	1,952,381
Income tax provision (benefit)
	$(278,697)	84,948	$(958,500)	582,085
Net income	$(995,153)	$139,510	$(3,135,449)	$1,370,296

Wtd. Avg. basic common shares outstanding - diluted	14,525,960	14,617,473	14,522,513	14,628,811

Net income per basic common share	$(0.07)	$0.01	$(0.22)	$0.09

CPS TECHNOLOGIES CORP.

Balance Sheets (Unaudited)

	December 28,	December 30,
	2024	2023
ASSETS

Current assets:
Cash and cash equivalents	$3,280,687	$8,813,626
Marketable securities, at fair value	1,031,001	–
Accounts receivable-trade, net	4,858,208	4,389,155
Accounts receivable-other	177,068	83,191
Inventories	4,331,066	4,581,930
Prepaid expenses and other current assets	480,986	276,349
Total current assets	14,159,016	18,144,251
Property and equipment:
Production equipment	10,382,379	11,271,982
Furniture and office equipment	891,921	952,883
Leasehold improvements	997,830	985,649
Total cost	12,272,130	13,210,514
Accumulated depreciation and amortization	(10,377,756)	(11,936,004)
Construction in progress	108,874	281,629
Net property and equipment	2,003,248	1,556,139
Right-of-use lease asset	186,000	332,000
Deferred taxes, net	2,528,682	1,569,726
Total assets	$18,876,946	$21,602,116

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable, current portion	$8,130	$46,797
Accounts payable	3,053,712	2,535,086
Accrued expenses	913,279	1,075,137
Deferred revenue	172,429	251,755
Lease liability, current portion	160,000	160,000

Total current liabilities	4,307,550	4,068,775

Notes payable less current portion	-	8,090
Deferred revenue – long term	31,277	31,277
Long term lease liability	26,000	172,000

Total liabilities	4,364,827	4,280,142
Commitments & Contingencies
Stockholders’ Equity:
Common stock, $0.01 par value, authorized 20,000,000 shares; issued 14,661,487 and 14, 601,487 shares; outstanding 14,525,960 and 14, 519,215; at December 28, 2024 and December 30, 2023, respectively	146,615	146,015
Preferred stock, no shares issued or outstanding	–	–
Additional paid-in capital	40,580,387	40,180,893
Accumulated other comprehensive income	15,500	–
Accumulated deficit	(25,890,245)	(22,754,796)
Less cost of 135,527 and 82,272 common shares repurchased at December 28, 2024 and December 30, 2023, respectively	(340,138)	(250,138)

Total stockholders’ equity	14,512,119	17,321,974

Total liabilities and stockholders’ equity	$18,876,946	$21,602,116